Exhibit 16.1

June 18, 2018

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read the disclosures (the “Disclosures”) under the section entitled “Change in Accountants” in the prospectus forming a part of Amendment No. 2 to the Draft Registration Statement on Form S-1 of Select Interior Concepts, Inc. confidentially submitted to the U.S. Securities and Exchange Commission on June 18, 2018, and we agree with the second paragraph of the Disclosures as it relates to our firm.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California